Exhibit 23.1

JIMMY C.H. CHEUNG & CO. Certified Public Accountants Members of Kreston International	Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
SINOHUB, INC.

We consent to the use in this Registration Statement of SinoHub, lnc.(the "Company") and its subsidiaries on Form S-1/A (Amendment No. 1) dated December 17, 2008 of our report dated October 23, 2008, relating to the consolidated financial statements of the Company and its subsidiaries as of December 31, 2007 and 2006,

We also consent to the reference to our Firm under the caption "Experts" in such prospectus.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

Date: December 16, 2008

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Telephone: (852) 25295500 Fax: (852) 28651067 Email : jimmycheung@jimmycheungco.com Website : http://www.jimmycheungco.com	Kreston International A global association of independent accountants and business advisors